FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
October 24, 2017	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com

Sterling Bancorp announces record operating results for the three months ended September 30, 2017, highlighted by GAAP diluted earnings per share of $0.33, adjusted diluted earnings per share1 of $0.35, and new highs in loans and deposits.
Key Performance Highlights for the Three Months ended September 30, 2017 vs. September 30, 2016

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	9/30/2016	9/30/2017	Change % / bps	9/30/2016	9/30/2017	Change % / bps
Total revenue[2]	$122,169	$134,061	9.7%	$122,371	$138,681	13.3%
Net income	37,422	44,852	19.9	37,793	47,865	26.7
Diluted EPS	0.29	0.33	13.8	0.29	0.35	20.7
Net interest margin[3]	3.41%	3.29%	(12)	3.53%	3.42%	(11)
Return on average tangible equity[1]	15.13	14.86	(27)	15.28	15.85	57
Return on average tangible assets[1]	1.20	1.19	(1)	1.21	1.27	6
Operating efficiency ratio[4]	51.0	46.7	(430)	45.8	40.6	(520)

▪	Total portfolio loans gross reached a record $10.5 billion as of September 30, 2017.

▪	Loan growth was $1.3 billion, or 14.4% (end of period balances, including acquired loans).

▪	Deposit growth was $846.2 million, or 8.3% (end of period balances).

▪	Loans to deposits ratio of 95.0%; total deposits reached $11.0 billion at September 30, 2017.

Key Performance Highlights for the Three Months ended September 30, 2017 vs. linked quarter June 30, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2017	9/30/2017	Change % / bps	6/30/2017	9/30/2017	Change % / bps
Total revenue[2]	$126,876	$134,061	5.7%	$131,301	$138,681	5.6%
Net income	42,400	44,852	5.8	44,393	47,865	7.8
Diluted EPS	0.31	0.33	6.5	0.33	0.35	6.1
Net interest margin[3]	3.35%	3.29%	(6)	3.47%	3.42%	(5)
Return on average tangible equity[1]	14.74	14.86	12	15.43	15.85	42
Return on average tangible assets[1]	1.22	1.19	(3)	1.28	1.27	(1)
Operating efficiency ratio[4]	47.0	46.7	(30)	42.0	40.6	(140)

▪	Annualized loan growth of 10.1% (end of period balances) and 16.2% (average balances) over the linked quarter.

▪	Total retail, commercial and municipal deposits increased by $529.0 million, or annualized growth of 23.1%.

▪	As adjusted diluted EPS and return on average tangible equity reached record highs.

▪	As adjusted operating efficiency ratio[1] decreased to a record low of 40.6%.

▪
Completed merger with Astoria Financial Corporation on October 2, 2017 (the “Astoria Merger”). The combined company had approximately $31 billion in assets, $20 billion in gross loans, and $20 billion in deposits at close.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 16.
2. Total revenue is equal to net interest income plus non interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income as a percentage of interest earning assets. Net interest margin as adjusted is equal to net interest margin plus the tax equivalent adjustment for tax exempt securities.
4. See page 18 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – October 24, 2017 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and nine months ended September 30, 2017. Net income for the quarter ended September 30, 2017 was $44.9 million, or $0.33 per diluted share, compared to net income of $42.4 million, or $0.31 per diluted share, for the linked quarter ended June 30, 2017 and net income of $37.4 million, or $0.29 per diluted share, for the three months ended September 30, 2016.
Net income for the nine months ended September 30, 2017 was $126.3 million, or $0.93 per diluted share, compared to net income of $99.0 million, or $0.76 per diluted share, for the nine months ended September 30, 2016.
President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “Our positive momentum in operating performance continued in the third quarter of 2017, as we reached new records in loans, deposits, revenues and profitability. As of September 30, 2017, our total assets reached $16.8 billion, compared to $13.6 billion a year ago. Our total portfolio loans, gross were $10.5 billion, compared to $9.2 billion a year ago, and our total deposits were $11.0 billion, compared to $10.2 billion a year ago.
“We had strong earnings performance in the quarter. Our GAAP net income was $44.9 million, or $0.33 per diluted share. Our adjusted net income was $47.9 million and adjusted diluted earnings per share were $0.35, compared to $37.8 million and $0.29, respectively, for the third quarter of 2016. This represents growth in adjusted net income and adjusted diluted earnings per share of 26.7% and 20.7%, respectively. We continue to focus on controlling our operating expenses and improving our operating efficiency. During the quarter, our reported operating efficiency was 46.7% and our adjusted operating efficiency ratio was 40.6%. This represents a decrease of 430 and 520 basis points, respectively, relative to the same quarter a year ago. We also continue to improve our operating leverage. For the quarter ended September 30, 2017, adjusted total revenue grew 13.3% while adjusted non-interest expense increased 0.6% relative to the same quarter a year ago. This is a ratio of 22.2x growth in revenues to growth in operating expenses.
“We have a strong balance sheet with a loan portfolio that has a balanced mix of 46.1% commercial and industrial loans, 42.6% commercial real estate loans, 2.3% acquisition, development and construction loans and 9.0% consumer and residential mortgage loans. During the quarter, the weighted average yield on loans was 4.67%, an increase of nine basis points over the linked quarter. Excluding the impact of accretion income on acquired loans, yield on loans increased seven basis points to 4.54%. We continue to maintain a strong funding profile with a loans to deposits ratio of approximately 95.0% and a weighted average cost of deposits of 0.50%. Our net interest margin for the quarter was 3.42% on a tax equivalent basis, which represented a decrease of five basis points from the linked quarter. The decrease was mainly due to a shift in the composition of our earning assets as we continued to purchase investment securities in anticipation of repositioning our investment portfolio for the Astoria Merger. The average balance of securities increased by $481.5 million to $3.9 billion relative to the linked quarter; this comprised 27.1% of our earning assets in the quarter compared to 25.3% in the linked quarter.
“On October 2, 2017, we completed the Astoria Merger. Astoria operates in highly attractive markets in New York City and Long Island and has a premier low cost deposit base. The Astoria Merger will allow us to further accelerate our strategy of building a high performing regional bank with diversified asset, funding and revenue mix. At closing, the combined company had $31 billion in assets, $20 billion in gross loans and $20 billion in deposits in the Greater New York metropolitan area. The merger was significantly accretive to tangible book value, and is expected to be immediately accretive to earnings per share. The combined company has a robust capital position, substantial excess liquidity and is well-positioned to deliver long-term growth and profitability.
“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on November 20, 2017 to holders of record as of November 6, 2017. In connection with the Astoria Merger, we also issued $135 million of 6.50% non-cumulative perpetual preferred securities to holder’s of Astoria’s preferred securities, and paid a dividend on these securities on October 16, 2017. Thank you to all of our clients, colleagues and stockholders for your continued support, and we look forward to working with our new partners at Astoria to build a stronger, more diversified and more profitable company.”
Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
GAAP net income of $44.9 million, or $0.33 per diluted share, for the third quarter of 2017, included a pre-tax net loss on sale of securities of $21 thousand, a pre-tax charge of $4.1 million due to merger-related expense associated with the Astoria Merger, and the pre-tax amortization of non-compete agreements and acquired customer list intangibles of $333 thousand. Excluding the impact of these items and their corresponding tax adjustment at the Company’s estimated effective tax rate of 32.5% for full year 2017, adjusted net income was $47.9 million, or $0.35 per diluted share.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 16.

Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	9/30/2016	6/30/2017	9/30/2017	Y-o-Y	Linked Qtr
Interest income	$118,161	$134,263	$145,692	23.3%	8.5%
Interest expense	15,031	21,005	25,619	70.4	22.0
Net interest income	$103,130	$113,258	$120,073	16.4	6.0

Accretion income on acquired loans	$4,381	$2,888	$3,397	(22.5)%	17.6%
Yield on loans	4.57%	4.58%	4.67%	10	9
Tax equivalent yield on investment securities	2.74	2.93	2.87	13	(6)
Tax equivalent yield on interest earning assets	4.03	4.09	4.12	9	3
Cost of total deposits	0.37	0.43	0.50	13	7
Cost of interest bearing deposits	0.54	0.62	0.69	15	7
Cost of borrowings	1.75	1.75	1.75	—	—
Tax equivalent net interest margin[5]	3.53	3.47	3.42	(11)	(5)

Average loans, includes loans held for sale	$8,744,508	$9,786,423	$10,186,414	16.5%	4.1%
Average investment securities	2,937,708	3,434,535	3,916,076	33.3	14.0
Average total earning assets	12,015,838	13,562,853	14,471,120	20.4	6.7
Average deposits and mortgage escrow	9,915,494	10,285,349	10,691,006	7.8	3.9
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average earning assets.

Third quarter 2017 compared with third quarter 2016
Net interest income was $120.1 million, an increase of $16.9 million compared to the third quarter of 2016. This was mainly due to an increase in average loans originated through our commercial banking teams. Other key components of the changes in net interest income and net interest margin were the following:

▪
The yield on loans was 4.67%, compared to 4.57% for the three months ended September 30, 2016. The increase in yield on loans was mainly due to increases in market rates of interest on loans. This was partially offset by lower accretion income on acquired loans, which was $3.4 million in the third quarter of 2017 compared to $4.4 million in the third quarter of 2016.

▪	Average commercial loans were $9.2 billion compared to $7.7 billion in the third quarter of 2016, an increase of $1.5 billion or 19.6%.

▪
The tax equivalent yield on investment securities increased 13 basis points to 2.87%. This was mainly due to an increase in the proportion of tax exempt securities in the investment portfolio and an increase in market interest rates. Average tax exempt securities balances grew to $1.4 billion for the quarter ended September 30, 2017, compared to $1.1 billion in the third quarter of 2016.

▪	Average investment securities to average total earning assets were 27.1% in the quarter compared to 24.4% in the same quarter a year ago.

▪	The tax equivalent yield on interest earning assets increased nine basis points between the periods to 4.12%.

▪	The cost of total deposits was 50 basis points and the cost of borrowings was 1.75%, compared to 37 basis points and 1.75%, respectively, for the same period a year ago.

▪
The total cost of interest bearing liabilities increased 23 basis points to 0.97% for the third quarter of 2017 compared to 0.74% for third quarter of 2016. This increase was due to an increase in market interest rates, which increased the cost of wholesale, brokered and certificates of deposit between the periods.

Tax equivalent net interest margin was 3.42% for the third quarter of 2017 compared to 3.53% for the third quarter of 2016. In anticipation of the Astoria Merger, we significantly increased our purchases and average balances of investment securities as we will reposition the combined investment portfolio post-merger to meet our yield, duration and interest rate risk objectives. Average investment securities were $3.9 billion, or 27.1%, of average earning assets for the third quarter of 2017 compared to $2.9 billion, or 24.4%, of average earning assets for the third quarter of 2016. The increase in securities as a percentage of t otal average earning assets reduced our net interest margin by approximately five basis points. The remainder of the decline in net interest margin between the periods was due to lower accretion income and higher cost of deposits.
Third quarter 2017 compared with linked quarter ended June 30, 2017
Net interest income increased $6.8 million, or 23.9% annualized, compared to the linked quarter ended June 30, 2017. The increase in net interest income in the third quarter of 2017 relative to the linked quarter was mainly due to the increase in the average balance of loans and investment securities outstanding in the third quarter of 2017. Key components of the changes in net interest income in the linked quarter were the following:

▪
The yield on loans was 4.67% compared to 4.58% for the linked quarter, an increase of nine basis points, which was mainly due to an increase in market interest rates and accretion income on acquired loans.

▪
Accretion income on acquired loans was $3.4 million in the third quarter of 2017 compared to $2.9 million in the linked quarter. Accretion income in the third quarter of 2017 included $1.0 million from the prepayment of one purchase credit impaired construction loan.

▪
The average balance of loans increased $400.0 million, or 16.2% on an annualized basis, for the third quarter of 2017 compared to the linked quarter. Based on end of period balances, total loans increased $261.2 million, or 10.1% annualized relative to the linked quarter.

▪
The tax equivalent yield on investment securities decreased six basis points to 2.87% in the third quarter of 2017. Average investment securities increased $481.5 million compared to the linked quarter.

▪	The tax equivalent yield on interest earning assets increased three basis points in the third quarter of 2017 to 4.12% compared to 4.09% in the linked quarter.

▪	The cost of total deposits increased seven basis points to 50 basis points in the quarter. The total cost of borrowings was unchanged at 1.75%.

▪
Average interest bearing deposits increased by $548.8 million and average borrowings increased $465.2 million relative to the linked quarter, which resulted in an increase of $4.6 million in interest expense.

The tax equivalent net interest margin was 3.42% compared to 3.47% in the linked quarter. As mentioned previously, the increase in the securities portfolio as a percentage of total average earning assets reduced our net interest margin by approximately five basis points in the quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	9/30/2016	6/30/2017	9/30/2017	Y-o-Y	Linked Qtr
Total non-interest income	$19,039	$13,618	$13,988	(26.5)%	2.7%
Net gain (loss) on sale of securities	3,433	(230)	(21)	(100.6)	NM
Adjusted non-interest income	$15,606	$13,848	$14,009	(10.2)	1.2

Third quarter 2017 compared with third quarter 2016
Excluding net gain (loss) on sale of securities, adjusted non-interest income declined $1.6 million in the third quarter of 2017 to $14.0 million compared to $15.6 million in the same quarter last year. The change was mainly due to a decrease in mortgage banking fee income of $1.0 million resulting from the sale of our residential mortgage originations business in the third quarter of 2016; a decline in investment management fees of $815 thousand, mainly due to the sale of our trust division in the fourth quarter of 2016; and a decline in bank owned life insurance income of $571 thousand. Partially offsetting these decreases was an increase in other non-interest income of $1.1 million during the third quarter of 2017, which was due to an increase in letters of credit fees, higher other commissions and loan fees, syndication fees and loan swap fees generated by our commercial banking teams.

Third quarter 2017 compared with linked quarter ended June 30, 2017
Excluding net gain (loss) on sale of securities, adjusted non-interest income increased approximately $161 thousand from $13.8 million in the linked quarter ended June 30, 2017 to $14.0 million in the third quarter of 2017. This was mainly due to higher accounts receivable and factoring commissions of $627 thousand, which are seasonal businesses that experience higher volumes in the second half of the year. Other non-interest income decreased by $133 thousand due to a decrease in bank owned life insurance of $332 thousand. This decrease was partially offset by an increase in loan swap fees and higher investment management fees.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	9/30/2016	6/30/2017	9/30/2017	Y-o-Y	Linked Qtr
Compensation and benefits	$32,501	$31,394	$32,433	(0.2)%	3.3%
Stock-based compensation plans	1,673	1,897	1,969	17.7	3.8
Occupancy and office operations	8,021	8,833	8,583	7.0	(2.8)
Amortization of intangible assets	3,241	2,187	2,166	(33.2)	(1.0)
FDIC insurance and regulatory assessments	2,151	2,034	2,310	7.4	13.6
Other real estate owned, net (“OREO”)	721	112	894	24.0	698.2
Merger-related expense	—	1,766	4,109	—	132.7
Charge for asset write-downs, retention and severance	2,000	603	—	(100.0)	(100.0)
Loss on extinguishment of borrowings	1,013	—	—	(100.0)	—
Other expenses	10,935	10,831	10,153	(7.2)	(6.3)
Total non-interest expense	$62,256	$59,657	$62,617	0.6	5.0
Full time equivalent employees (“FTEs”) at period end	995	997	992	(0.3)	(0.5)
Financial centers at period end	41	40	40	(2.4)	—
Efficiency ratio, as reported	51.0%	47.0%	46.7%	430	30
Efficiency ratio, as adjusted[6]	45.8	42.0	40.6	520	140
6 See a reconciliation of non-GAAP financial measures beginning on page 16.

Third quarter 2017 compared with third quarter 2016
Total non-interest expense increased $361 thousand relative to the third quarter of 2016. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits decreased $68 thousand between the periods. Total FTE declined to 992, which was mainly due to the sale of the residential mortgage originations business, the sale of the trust division and the consolidation of several financial centers over the last 12 months, which was offset by new hires of commercial bankers and risk management personnel.

▪	Occupancy and office operations increased $562 thousand mainly due to higher equipment expense.

▪
OREO expense increased $173 thousand to $894 thousand in the third quarter of 2017, compared to $721 thousand for the third quarter of 2016. This was mainly due to write-downs on the value of properties based on updated appraisals.

▪	Merger-related expense was $4.1 million in the third quarter of 2017. We did not incur merger-related expense in the third quarter of 2016.

▪	Loss on extinguishment of borrowings of $1.0 million incurred in the third quarter of 2016 was related to the repayment of $23 million of senior notes.

▪	Charge for asset write-downs of $2.0 million in the third quarter of 2016 was related to the divestiture of our residential mortgage originations business.

▪	Other expenses declined $0.8 million mainly due to the sale of the residential mortgage originations business and the sale of the trust division.

Third quarter 2017 compared with linked quarter ended June 30, 2017
Total non-interest expense increased nearly $3.0 million from $59.7 million in the linked quarter to $62.6 million in the third quarter of 2017. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits increased $1.0 million and was $32.4 million in the third quarter of 2017 compared to $31.4 million in the linked quarter. This was mainly due to a $622 thousand increase in the cost of employee benefits associated with our healthcare plan.

▪	Occupancy and office operations decreased $250 thousand mainly due to lower rent and building maintenance expenses.

▪
Merger-related expense was $4.1 million in the third quarter of 2017 compared to $1.8 million in the linked quarter. The expense in the third quarter included mainly professional fees, client communications, and temporary signage related to the Astoria Merger.

▪	OREO expense increased $782 thousand in the third quarter of 2017 due to write-downs of properties to reflect their current fair values based on updated appraisals and the payment of property taxes.

▪	Other expense declined $678 thousand in the third quarter of 2017 and was $10.2 million compared to $10.8 million in the linked quarter. The decline was mainly due to lower professional fees.

Taxes
We recorded income tax expense at an effective tax rate of 32.5% for the third quarter of 2017, compared to 31.2% in the third quarter of 2016. The effective tax rate in the linked quarter ended June 30, 2017 was 32.4%. We anticipate that due to the closing of the Astoria Merger on October 2, 2017, our effective tax rate will decrease in the fourth quarter as a result of merger-related expense and other charges that will be incurred.

Key Balance Sheet Highlights as of September 30, 2017

($ in thousands)	As of			Change % / bps
	9/30/2016	6/30/2017	9/30/2017	Y-o-Y	Linked Qtr
Total assets	$13,617,228	$15,376,676	$16,780,097	23.2%	9.1%
Total portfolio loans, gross	9,168,741	10,232,317	10,493,535	14.4	2.6
Commercial & industrial (“C&I”) loans	4,097,767	4,619,789	4,841,664	18.2	4.8
Commercial real estate loans	4,107,072	4,430,985	4,473,245	8.9	1.0
Acquisition, development and construction loans	211,896	223,713	236,456	11.6	5.7
Total commercial loans	8,204,839	9,274,487	9,551,365	16.4	3.0
Total deposits	10,197,253	10,502,710	11,043,438	8.3	5.1
Core deposits[6]	9,002,189	9,230,918	9,753,052	8.3	5.7
Investment securities	2,797,717	3,552,176	4,515,650	61.4	27.1
Total borrowings	1,451,526	2,661,838	3,453,783	137.9	29.8
Loans to deposits	89.9%	97.4%	95.0%	510	(240)
Core deposits to total deposits	88.3	87.9	88.3	—	40
Investment securities to total assets	20.5	23.1	26.9	640	380
6 Core deposits include retail, commercial and municipal transaction, money market and savings accounts and exclude certificates of deposit and brokered deposits, except for reciprocal Certificate of Deposit Account Registry balances.
Highlights in balance sheet items as of September 30, 2017 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 46.1%, commercial real estate loans represented 42.6%, consumer and residential mortgage loans combined represented 9.0%, and acquisition, development and construction loans represented 2.3% of the total loan portfolio. Loan growth was mainly driven by our commercial banking teams.

▪
Commercial loan growth, which includes all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, was $1.3 billion for the twelve months ended September 30, 2017. Commercial loan growth was $276.9 million relative to the linked quarter.

▪
Aggregate exposure to taxi medallion relationships was $48.3 million, which represented 0.46% of total loans as of September 30, 2017, a decline of $3.4 million from $51.7 million as of December 31, 2016. The decline was due to repayments.

▪
Total deposits at September 30, 2017 increased $540.7 million, or 5.1%, compared to June 30, 2017, and increased $846.2 million, or 8.3%, over September 30, 2016. The increase in deposits was mainly due to growth in commercial deposits.

▪
Core deposits at September 30, 2017 increased $522.1 million, or 5.7%, compared to June 30, 2017. The increase was mainly due to growth in commercial and municipal deposits. Core deposits increased $750.9 million, or 8.3%, over September 30, 2016.[6]

▪
Municipal deposits, excluding municipal certificates of deposit, at September 30, 2017 were $1.7 billion and increased by $464.0 million relative to the linked quarter. Municipal deposits experience seasonal highs at the end of the third quarter.

▪
Investment securities increased by $963.5 million relative to the linked quarter, and represented 26.9% of total assets at September 30, 2017. As previously discussed, we increased our investment securities holdings in anticipation of the Astoria Merger.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	9/30/2016	6/30/2017	9/30/2017	Y-o-Y	Linked Qtr
Provision for loan losses	$5,500	$4,500	$5,000	(9.1)%	11.1%
Net charge-offs	1,960	1,288	3,023	54.2	134.7
Allowance for loan losses	59,405	70,151	72,128	21.4	2.8
Non-performing loans	81,067	71,351	69,452	(14.3)	(2.7)
Net charge-offs annualized	0.09%	0.05%	0.12%	3	7
Allowance for loan losses to total loans	0.65	0.69	0.69	4	—
Allowance for loan losses to non-performing loans	73.3	98.3	103.9	3,060	560
Provision for loan losses was $5.0 million for the third quarter of 2017 compared to $4.5 million in the linked quarter and $5.5 million in the same period a year ago. In the third quarter of 2017, provision for loan losses was $2.0 million in excess of net charge-offs of $3.0 million. Allowance coverage ratios were 0.69% of total loans and 103.9% of non-performing loans at September 30, 2017. Non-performing loans decreased by $1.9 million to $69.5 million at September 30, 2017.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	9/30/2016	6/30/2017	9/30/2017	Y-o-Y	Three months
Total stockholders’ equity	$1,765,160	$1,931,383	$1,971,480	11.7%	2.1%
Goodwill and intangible assets	765,858	758,484	756,290	(1.2)	(0.3)
Tangible stockholders’ equity	$999,302	$1,172,899	$1,215,190	21.6	3.6
Common shares outstanding	130,853,673	135,658,226	135,807,544	3.8	0.1
Book value per share	$13.49	$14.24	$14.52	7.6	2.0
Tangible book value per share[7]	7.64	8.65	8.95	17.1	3.5
Tangible equity to tangible assets[7]	7.78%	8.02%	7.58%	(20)	(44)
Estimated Tier 1 leverage ratio - Company	8.31	8.72	8.42	11	(30)
Estimated Tier 1 leverage ratio - Bank	8.72	8.89	8.49	(23)	(40)
7 See a reconciliation of non-GAAP financial measures beginning on page 16.

The increase in stockholders’ equity of $40.1 million to $2.0 billion as of September 30, 2017 compared to June 30, 2017 was mainly due to net income of $44.9 million. Also contributing to the increase was a decline in accumulated other comprehensive loss of $2.7 million due to an increase in the fair value of our available for sale securities portfolio. Stock-based compensation activity increased stockholders’ equity by $2.0 million. These increases were partially offset by declared dividends of $9.5 million.

Total goodwill and other intangible assets were $756.3 million at September 30, 2017, a decrease of $2.2 million compared to June 30, 2017, which was due to amortization of intangibles.

For the quarter ended September 30, 2017, basic and diluted weighted average common shares outstanding increased to 135.3 million and 136.0 million, respectively, compared to 135.3 million and 135.9 million, respectively, for the quarter ended June 30, 2017. The increase in the diluted weighted average shares was mainly due to option exercises and grants to newly hired personnel. Total common shares outstanding at September 30, 2017 were approximately 135.8 million.

Tangible book value per share was $8.95 at September 30, 2017, which represented an increase of 17.1% over a year ago.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, October 25, 2017 at 10:30 AM Eastern Time to discuss the Company’s results. Interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com. Analysts are invited to listen by dialing (800) 239-9838, Conference ID #1602063. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: difficulties and delays in integrating Astoria’s business or fully realizing cost savings and other benefits; business disruption following the Astoria transaction; a failure to grow revenues faster than we grow expenses, a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; including our ability to effectively deploy recently raised capital; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION                        (unaudited, in thousands, except share and per share data)

	9/30/2016	12/31/2016	9/30/2017
Assets:
Cash and cash equivalents	$380,458	$293,646	$407,203
Investment securities	2,797,717	3,118,838	4,515,650
Loans held for sale	81,695	41,889	—
Portfolio loans:
Commercial and industrial (“C&I”)	4,097,767	4,171,950	4,841,664
Commercial real estate	3,895,176	4,144,018	4,473,245
Acquisition, development and construction	211,896	230,086	236,456
Residential mortgage	672,355	697,108	684,093
Consumer	291,547	284,068	258,077
Total portfolio loans, gross	9,168,741	9,527,230	10,493,535
Allowance for loan losses	(59,405)	(63,622)	(72,128)
Total portfolio loans, net	9,109,336	9,463,608	10,421,407
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	107,670	135,098	191,276
Accrued interest receivable	42,107	43,319	57,561
Premises and equipment, net	58,761	57,318	56,378
Goodwill	696,600	696,600	696,600
Other intangibles	69,258	66,353	59,690
Bank owned life insurance	198,556	199,889	204,281
Other real estate owned	16,422	13,619	11,697
Other assets	58,648	48,270	158,354
Total assets	$13,617,228	$14,178,447	$16,780,097
Liabilities:
Deposits	$10,197,253	$10,068,259	$11,043,438
FHLB borrowings	1,181,498	1,791,000	3,016,000
Other borrowings	21,191	16,642	188,403
Senior notes	76,388	76,469	76,719
Subordinated notes	172,449	172,501	172,661
Mortgage escrow funds	15,836	13,572	19,148
Other liabilities	187,453	184,821	292,248
Total liabilities	11,852,068	12,323,264	14,808,617
Stockholders’ equity:
Common stock	1,367	1,411	1,411
Additional paid-in capital	1,504,777	1,597,287	1,590,752
Treasury stock	(66,262)	(66,188)	(59,674)
Retained earnings	317,385	349,308	452,650
Accumulated other comprehensive income (loss)	7,893	(26,635)	(13,659)
Total stockholders’ equity	1,765,160	1,855,183	1,971,480
Total liabilities and stockholders’ equity	$13,617,228	$14,178,447	$16,780,097

Shares of common stock outstanding at period end	130,853,673	135,257,570	135,807,544
Book value per share	$13.49	$13.72	$14.52
Tangible book value per share[1]	7.64	8.08	8.95
1 See reconciliation of non-GAAP financial measures beginning on page 16.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine Months Ended
	9/30/2016	6/30/2017	9/30/2017	9/30/2016	9/30/2017
Interest and dividend income:
Loans and loan fees	$100,503	$111,840	$119,898	$286,195	$336,308
Securities taxable	9,870	13,113	15,141	32,548	40,536
Securities non-taxable	6,751	7,791	8,542	16,501	23,951
Other earning assets	1,037	1,519	2,111	3,232	5,160
Total interest and dividend income	118,161	134,263	145,692	338,476	405,955
Interest expense:
Deposits	9,201	10,905	13,392	23,938	33,805
Borrowings	5,830	10,100	12,227	17,518	30,029
Total interest expense	15,031	21,005	25,619	41,456	63,834
Net interest income	103,130	113,258	120,073	297,020	342,121
Provision for loan losses	5,500	4,500	5,000	14,500	14,000
Net interest income after provision for loan losses	97,630	108,758	115,073	282,520	328,121
Non-interest income:
Accounts receivable / factoring commissions and other fees	4,898	4,137	4,764	13,548	12,670
Mortgage banking income	1,153	130	121	5,522	522
Deposit fees and service charges	3,407	3,249	3,309	11,981	9,893
Net gain (loss) on sale of securities	3,433	(230)	(21)	7,624	(274)
Bank owned life insurance	1,891	1,652	1,320	4,499	4,342
Investment management fees	1,086	323	271	3,144	825
Other	3,171	4,357	4,224	8,593	12,464
Total non-interest income	19,039	13,618	13,988	54,911	40,442
Non-interest expense:
Compensation and benefits	32,501	31,394	32,433	93,857	95,218
Stock-based compensation plans	1,673	1,897	1,969	4,960	5,602
Occupancy and office operations	8,021	8,833	8,583	26,113	25,550
Amortization of intangible assets	3,241	2,187	2,166	9,535	6,582
FDIC insurance and regulatory assessments	2,151	2,034	2,310	6,709	6,232
Other real estate owned, net	721	112	894	1,844	2,682
Merger-related expenses	—	1,766	4,109	265	9,002
Charge for asset write-downs, retention and severance	2,000	603	—	4,485	603
Loss on extinguishment of borrowings	1,013	—	—	9,729	—
Other	10,935	10,831	10,153	33,330	31,153
Total non-interest expense	62,256	59,657	62,617	190,827	182,624
Income before income tax expense	54,413	62,719	66,444	146,604	185,939
Income tax expense	16,991	20,319	21,592	47,646	59,620
Net income	$37,422	$42,400	$44,852	$98,958	$126,319
Weighted average common shares:
Basic	130,239,193	135,317,866	135,346,791	130,049,358	135,276,634
Diluted	130,875,614	135,922,897	135,950,160	130,645,705	135,895,513
Earnings per common share:
Basic earnings per share	$0.29	$0.31	$0.33	$0.76	$0.93
Diluted earnings per share	0.29	0.31	0.33	0.76	0.93
Dividends declared per share	0.07	0.07	0.07	0.21	0.21

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Total assets	$13,617,228	$14,178,447	$14,659,337	$15,376,676	$16,780,097
Tangible assets [1]	12,851,370	13,415,494	13,898,639	14,618,192	16,023,807
Securities available for sale	1,417,617	1,727,417	1,941,671	2,095,872	2,579,076
Securities held to maturity	1,380,100	1,391,421	1,474,724	1,456,304	1,936,574
Portfolio loans	9,168,741	9,527,230	9,763,967	10,232,317	10,493,535
Goodwill	696,600	696,600	696,600	696,600	696,600
Other intangibles	69,258	66,353	64,098	61,884	59,690
Deposits	10,197,253	10,068,259	10,251,725	10,502,710	11,043,438
Municipal deposits (included above)	1,551,147	1,270,921	1,391,221	1,297,244	1,751,012
Borrowings	1,451,526	2,056,612	2,328,576	2,661,838	3,453,783
Stockholders’ equity	1,765,160	1,855,183	1,888,613	1,931,383	1,971,480
Tangible equity [1]	999,302	1,092,230	1,127,915	1,172,899	1,215,190
Quarterly Average Balances
Total assets	13,148,201	13,671,676	14,015,953	14,704,793	15,661,514
Tangible assets [1]	12,380,448	12,907,133	13,253,877	13,944,946	14,904,016
Loans, gross:
Commercial real estate (includes multi-family)	3,823,853	3,963,216	4,190,817	4,396,281	4,443,142
Acquisition, development and construction	215,798	224,735	237,451	251,404	229,242
Commercial and industrial:
Traditional commercial and industrial	1,274,194	1,383,013	1,410,354	1,497,005	1,631,436
Asset-based lending[2]	640,931	700,285	713,438	737,039	740,037
Payroll finance[2]	162,938	218,365	217,031	225,080	229,522
Warehouse lending[2]	404,156	551,746	379,978	430,312	607,994
Factored receivables[2]	200,471	231,554	184,859	181,499	191,749
Equipment financing[2]	652,531	586,078	595,751	660,404	687,254
Public sector finance[2]	350,244	361,339	370,253	441,456	476,525
Total commercial and industrial	3,685,465	4,032,380	3,871,664	4,172,795	4,564,517
Residential mortgage	727,304	729,834	700,934	697,441	686,820
Consumer	292,088	287,267	280,650	268,502	262,693
Loans, total[3]	8,744,508	9,267,290	9,281,516	9,786,423	10,186,414
Securities (taxable)	1,838,775	1,789,553	2,016,752	2,142,168	2,483,718
Securities (non-taxable)	1,098,933	1,183,857	1,256,906	1,292,367	1,432,358
Other interest earning assets	333,622	325,581	334,404	341,895	368,630
Total earning assets	12,015,838	12,566,281	12,889,578	13,562,853	14,471,120
Deposits:
Non-interest bearing demand	3,196,204	3,217,156	3,177,448	3,185,506	3,042,392
Interest bearing demand	2,107,669	2,116,708	1,950,332	1,973,498	2,298,645
Savings (including mortgage escrow funds)	827,647	798,090	797,386	816,092	825,620
Money market	3,174,536	3,395,542	3,681,962	3,725,257	3,889,780
Certificates of deposit	609,438	633,526	579,487	584,996	634,569
Total deposits and mortgage escrow	9,915,494	10,161,022	10,186,615	10,285,349	10,691,006
Borrowings	1,324,001	1,517,482	1,799,204	2,313,992	2,779,143
Stockholders’ equity	1,751,414	1,805,790	1,869,085	1,913,933	1,955,252
Tangible equity [1]	983,661	1,041,247	1,107,009	1,154,086	1,197,754

[1] See a reconciliation of non-GAAP financial measure beginning on page 16.
[2] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[3] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Share Data	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Basic earnings per share	$0.29	$0.31	$0.29	$0.31	$0.33
Diluted earnings per share	0.29	0.31	0.29	0.31	0.33
Adjusted diluted earnings per share, non-GAAP [1]	0.29	0.30	0.31	0.33	0.35
Dividends declared per share	0.07	0.07	0.07	0.07	0.07
Book value per share	13.49	13.72	13.93	14.24	14.52
Tangible book value per share[1]	7.64	8.08	8.32	8.65	8.95
Shares of common stock o/s	130,853,673	135,257,570	135,604,435	135,658,226	135,807,544
Basic weighted average common shares o/s	130,239,193	132,271,761	135,163,347	135,317,866	135,346,791
Diluted weighted average common shares o/s	130,875,614	132,995,762	135,811,721	135,922,897	135,950,160
Performance Ratios (annualized)
Return on average assets	1.13%	1.19%	1.13%	1.16%	1.14%
Return on average equity	8.50%	9.03%	8.48%	8.89%	9.10%
Return on average tangible assets, as reported [1]	1.20%	1.26%	1.20%	1.22%	1.19%
Return on average tangible equity, as reported [1]	15.13%	15.66%	14.31%	14.74%	14.86%
Return on average tangible assets, as adjusted [1]	1.21%	1.23%	1.27%	1.28%	1.27%
Return on average tangible equity, as adjusted [1]	15.28%	15.27%	15.19%	15.43%	15.85%
Efficiency ratio, as adjusted [1]	45.76%	43.35%	43.73%	41.97%	40.63%
Analysis of Net Interest Income
Accretion income on acquired loans	$4,381	$4,504	$3,482	$2,888	$3,397
Yield on loans	4.57%	4.49%	4.57%	4.58%	4.67%
Yield on investment securities - tax equivalent [2]	2.74%	2.81%	2.97%	2.93%	2.87%
Yield on interest earning assets - tax equivalent [2]	4.03%	4.02%	4.09%	4.09%	4.12%
Cost of interest bearing deposits	0.54%	0.53%	0.55%	0.62%	0.69%
Cost of total deposits	0.37%	0.36%	0.38%	0.43%	0.50%
Cost of borrowings	1.75%	1.72%	1.74%	1.75%	1.75%
Cost of interest bearing liabilities	0.74%	0.74%	0.79%	0.89%	0.97%
Net interest rate spread - tax equivalent basis [2]	3.29%	3.28%	3.30%	3.20%	3.15%
Net interest margin - GAAP basis	3.41%	3.40%	3.42%	3.35%	3.29%
Net interest margin - tax equivalent basis [2]	3.53%	3.52%	3.55%	3.47%	3.42%
Capital
Tier 1 leverage ratio - Company [3]	8.31%	8.95%	8.89%	8.72%	8.42%
Tier 1 leverage ratio - Bank only [3]	8.72%	9.08%	8.99%	8.89%	8.49%
Tier 1 risk-based capital ratio - Bank only [3]	10.42%	10.87%	10.79%	10.67%	10.19%
Total risk-based capital ratio - Bank only [3]	12.66%	13.06%	12.95%	12.76%	12.16%
Tangible equity to tangible assets - Company [1]	7.78%	8.14%	8.12%	8.02%	7.58%
Condensed Five Quarter Income Statement
Interest and dividend income	$118,161	$123,075	$126,000	$134,263	$145,692
Interest expense	15,031	15,827	17,210	21,005	25,619
Net interest income	103,130	107,248	108,790	113,258	120,073
Provision for loan losses	5,500	5,500	4,500	4,500	5,000
Net interest income after provision for loan losses	97,630	101,748	104,290	108,758	115,073
Non-interest income	19,039	16,057	12,836	13,618	13,988
Non-interest expense	62,256	57,072	60,350	59,657	62,617
Income before income tax expense	54,413	60,733	56,776	62,719	66,444
Income tax expense	16,991	19,737	17,709	20,319	21,592
Net income	$37,422	$40,996	$39,067	$42,400	$44,852

[1] See a reconciliation of non-GAAP financial measures beginning on page 16.
[2] Tax equivalent basis represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Balance, beginning of period	$55,865	$59,405	$63,622	$66,939	$70,151
Provision for loan losses	5,500	5,500	4,500	4,500	5,000
Loan charge-offs[1]:
Traditional commercial & industrial	(570)	(219)	(687)	(164)	(68)
Payroll finance	—	—	—	—	(188)
Warehouse lending	—	—	—	—	—
Factored receivables	(60)	(267)	(296)	(12)	(564)
Equipment financing	(377)	(576)	(471)	(610)	(741)
Commercial real estate	(630)	(225)	(83)	(944)	(1,345)
Multi-family	(399)	—	—	—	—
Acquisition development & construction	—	—	—	(22)	(5)
Residential mortgage	(338)	(274)	(158)	(120)	(389)
Consumer	(259)	(313)	(114)	(417)	(156)
Total charge offs	(2,633)	(1,874)	(1,809)	(2,289)	(3,456)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	381	152	139	523	316
Asset-based lending	—	—	3	1	1
Payroll finance	—	—	—	—	1
Warehouse lending	—	—	—	—	—
Factored receivables	10	10	16	2	5
Equipment financing	123	227	140	146	45
Commercial real estate	111	168	2	98	17
Acquisition development & construction	—	—	136	133	—
Residential mortgage	—	1	149	10	—
Consumer	48	33	41	88	48
Total recoveries	673	591	626	1,001	433
Net loan charge-offs	(1,960)	(1,283)	(1,183)	(1,288)	(3,023)
Balance, end of period	$59,405	$63,622	$66,939	$70,151	$72,128
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$77,794	$77,163	$72,136	$70,416	$69,060
NPLs still accruing	3,273	1,690	788	935	392
Total NPLs	81,067	78,853	72,924	71,351	69,452
Other real estate owned	16,422	13,619	9,632	10,198	11,697
Non-performing assets (“NPAs”)	$97,489	$92,472	$82,556	$81,549	$81,149
Loans 30 to 89 days past due	$17,683	$15,100	$15,611	$15,070	$21,491
Net charge-offs as a % of average loans (annualized)	0.09%	0.06%	0.05%	0.05%	0.12%
NPLs as a % of total loans	0.88	0.83	0.75	0.70	0.66
NPAs as a % of total assets	0.72	0.65	0.56	0.53	0.48
Allowance for loan losses as a % of NPLs	73.3	80.7	91.8	98.3	103.9
Allowance for loan losses as a % of total loans	0.65	0.67	0.69	0.69	0.69
Special mention loans	$101,784	$104,569	$110,832	$102,996	$117,984
Substandard loans	112,551	95,152	101,496	97,476	104,205
Doubtful loans	932	442	902	895	795

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2017			September 30, 2017
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$4,172,795	$52,580	5.05%	$4,564,517	$58,395	5.08%
Commercial real estate (includes multi-family)	4,396,281	45,930	4.19	4,443,142	47,336	4.23
Acquisition, development and construction	251,404	3,317	5.29	229,242	4,197	7.26
Commercial loans	8,820,480	101,827	4.63	9,236,901	109,928	4.72
Consumer loans	268,502	3,073	4.59	262,693	2,891	4.37
Residential mortgage loans	697,441	6,940	3.98	686,820	7,079	4.12
Total gross loans [1]	9,786,423	111,840	4.58	10,186,414	119,898	4.67
Securities taxable	2,142,168	13,113	2.46	2,483,718	15,141	2.42
Securities non-taxable	1,292,367	11,986	3.71	1,432,358	13,141	3.67
Interest earning deposits	195,004	302	0.62	202,650	462	0.90
FHLB and Federal Reserve Bank stock	146,891	1,217	3.32	165,980	1,649	3.94
Total securities and other earning assets	3,776,430	26,618	2.83	4,284,706	30,393	2.81
Total interest earning assets	13,562,853	138,458	4.09	14,471,120	150,291	4.12
Non-interest earning assets	1,141,940			1,190,394
Total assets	$14,704,793			$15,661,514
Interest bearing liabilities:
Demand and savings[2] deposits	$2,789,590	$3,875	0.56	$3,124,265	$4,626	0.59
Money market deposits	3,725,257	5,510	0.59	3,889,780	6,897	0.70
Certificates of deposit	584,996	1,520	1.04	634,569	1,869	1.17
Total interest bearing deposits	7,099,843	10,905	0.62	7,648,614	13,392	0.69
Senior notes	76,580	1,142	5.98	76,664	1,143	5.92
Other borrowings	2,064,840	6,608	1.28	2,529,854	8,733	1.37
Subordinated notes	172,572	2,350	5.45	172,625	2,351	5.45
Total borrowings	2,313,992	10,100	1.75	2,779,143	12,227	1.75
Total interest bearing liabilities	9,413,835	21,005	0.89	10,427,757	25,619	0.97
Non-interest bearing deposits	3,185,506			3,042,392
Other non-interest bearing liabilities	191,519			236,113
Total liabilities	12,790,860			13,706,262
Stockholders’ equity	1,913,933			1,955,252
Total liabilities and stockholders’ equity	$14,704,793			$15,661,514
Net interest rate spread [3]			3.20%			3.15%
Net interest earning assets [4]	$4,149,018			$4,043,363
Net interest margin - tax equivalent		117,453	3.47%		124,672	3.42%
Less tax equivalent adjustment		(4,195)			(4,599)
Net interest income		$113,258			$120,073
Ratio of interest earning assets to interest bearing liabilities	144.1%			138.8%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2016			September 30, 2017
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$3,685,465	$45,188	4.88%	$4,564,517	$58,395	5.08%
Commercial real estate (includes multi-family)	3,823,853	41,975	4.37	4,443,142	47,336	4.23
Acquisition, development and construction	215,798	2,742	5.05	229,242	4,197	7.26
Commercial loans	7,725,116	89,905	4.63	9,236,901	109,928	4.72
Consumer loans	292,088	3,269	4.45	262,693	2,891	4.37
Residential mortgage loans	727,304	7,329	4.03	686,820	7,079	4.12
Total gross loans [1]	8,744,508	100,503	4.57	10,186,414	119,898	4.67
Securities taxable	1,838,775	9,870	2.14	2,483,718	15,141	2.42
Securities non-taxable	1,098,933	10,386	3.78	1,432,358	13,141	3.67
Interest earning deposits	230,478	167	0.29	202,650	462	0.90
FHLB and Federal Reserve Bank stock	103,144	870	3.36	165,980	1,649	3.94
Total securities and other earning assets	3,271,330	21,293	2.59	4,284,706	30,393	2.81
Total interest earning assets	12,015,838	121,796	4.03	14,471,120	150,291	4.12
Non-interest earning assets	1,132,363			1,190,394
Total assets	$13,148,201			$15,661,514
Interest bearing liabilities:
Demand and savings[2] deposits	$2,935,316	$3,371	0.46	$3,124,265	$4,626	0.59
Money market deposits	3,174,536	4,357	0.55	3,889,780	6,897	0.70
Certificates of deposit	609,438	1,473	0.96	634,569	1,869	1.17
Total interest bearing deposits	6,719,290	9,201	0.54	7,648,614	13,392	0.69
Senior notes	90,954	1,328	5.84	76,664	1,143	5.96
Other borrowings	1,104,581	2,733	0.98	2,529,854	8,733	1.37
Subordinated notes	128,466	1,769	5.51	172,625	2,351	5.45
Total borrowings	1,324,001	5,830	1.75	2,779,143	12,227	1.75
Total interest bearing liabilities	8,043,291	15,031	0.74	10,427,757	25,619	0.97
Non-interest bearing deposits	3,196,204			3,042,392
Other non-interest bearing liabilities	157,292			236,113
Total liabilities	11,396,787			13,706,262
Stockholders’ equity	1,751,414			1,955,252
Total liabilities and stockholders’ equity	$13,148,201			$15,661,514
Net interest rate spread [3]			3.29%			3.15%
Net interest earning assets [4]	$3,972,547			$4,043,363
Net interest margin - tax equivalent		106,765	3.53%		124,672	3.42%
Less tax equivalent adjustment		(3,635)			(4,599)
Net interest income		$103,130			$120,073
Ratio of interest earning assets to interest bearing liabilities	149.4%			138.8%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend on page 18.
	As of and for the Quarter Ended
	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017

The following table shows the reconciliation of stockholders’ equity to tangible equity and the tangible equity ratio[1]:

Total assets	$13,617,228	$14,178,447	$14,659,337	$15,376,676	$16,780,097
Goodwill and other intangibles	(765,858)	(762,953)	(760,698)	(758,484)	(756,290)
Tangible assets	12,851,370	13,415,494	13,898,639	14,618,192	16,023,807
Stockholders’ equity	1,765,160	1,855,183	1,888,613	1,931,383	1,971,480
Goodwill and other intangibles	(765,858)	(762,953)	(760,698)	(758,484)	(756,290)
Tangible stockholders’ equity	999,302	1,092,230	1,127,915	1,172,899	1,215,190
Common stock outstanding at period end	130,853,673	135,257,570	135,604,435	135,658,226	135,807,544
Stockholders’ equity as a % of total assets	12.96%	13.08%	12.88%	12.56%	11.75%
Book value per share	$13.49	$13.72	$13.93	$14.24	$14.52
Tangible equity as a % of tangible assets	7.78%	8.14%	8.12%	8.02%	7.58%
Tangible book value per share	$7.64	$8.08	$8.32	$8.65	$8.95

The following table shows the reconciliation of reported return on average tangible equity and adjusted return on average tangible equity[2]:

Average stockholders’ equity	$1,751,414	$1,805,790	$1,869,085	$1,913,933	$1,955,252
Average goodwill and other intangibles	(767,753)	(764,543)	(762,076)	(759,847)	(757,498)
Average tangible stockholders’ equity	983,661	1,041,247	1,107,009	1,154,086	1,197,754
Net income	37,422	40,996	39,067	42,400	44,852
Net income, if annualized	148,874	163,093	158,438	170,066	177,945
Reported return on average tangible equity	15.13%	15.66%	14.31%	14.74%	14.86%
Adjusted net income (see reconciliation on page 17)	$37,793	$39,954	$41,461	$44,393	$47,865
Annualized adjusted net income	150,350	158,947	168,147	178,060	189,899
Adjusted return on average tangible equity	15.28%	15.27%	15.19%	15.43%	15.85%

The following table shows the reconciliation of reported return on tangible assets and adjusted return on tangible assets[3]:

Average assets	$13,148,201	$13,671,676	$14,015,953	$14,704,793	$15,661,514
Average goodwill and other intangibles	(767,753)	(764,543)	(762,076)	(759,847)	(757,498)
Average tangible assets	12,380,448	12,907,133	13,253,877	13,944,946	14,904,016
Net income	37,422	40,996	39,067	42,400	44,852
Net income, if annualized	148,874	163,093	158,438	170,066	177,945
Reported return on average tangible assets	1.20%	1.26%	1.20%	1.22%	1.19%
Adjusted net income (see reconciliation on page 17)	$37,793	$39,954	$41,461	$44,393	$47,865
Annualized adjusted net income	150,350	158,947	168,147	178,060	189,899
Adjusted return on average tangible assets	1.21%	1.23%	1.27%	1.28%	1.27%

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend on page 18.
	As of and for the Quarter Ended
	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$103,130	$107,248	$108,790	$113,258	$120,073
Non-interest income	19,039	16,057	12,836	13,618	13,988
Total net revenue	122,169	123,305	121,626	126,876	134,061
Tax equivalent adjustment on securities	3,635	3,860	4,102	4,195	4,599
Net (gain) loss on sale of securities	(3,433)	102	23	230	21
Net (gain) on sale of trust division	—	(2,255)	—	—	—
Adjusted total net revenue	122,371	125,012	125,751	131,301	138,681
Non-interest expense	62,256	57,072	60,350	59,657	62,617
Merger-related expense	—	—	(3,127)	(1,766)	(4,109)
Charge for asset write-downs, retention and severance	(2,000)	—	—	(603)	—
Loss on extinguishment of borrowings	(1,013)	—	—	—	—
Amortization of intangible assets	(3,241)	(2,881)	(2,229)	(2,187)	(2,166)
Adjusted non-interest expense	56,002	54,191	54,994	55,101	56,342
Reported operating efficiency ratio	51.0%	46.3%	49.6%	47.0%	46.7%
Adjusted operating efficiency ratio	45.8	43.3	43.7	42.0	40.6

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income (non-GAAP) and adjusted diluted earnings per share[5]:

Income before income tax expense	$54,413	$60,733	$56,776	$62,719	$66,444
Income tax expense	16,991	19,737	17,709	20,319	21,592
Net income (GAAP)	37,422	40,996	39,067	42,400	44,852

Adjustments:
Net (gain) loss on sale of securities	(3,433)	102	23	230	21
Net (gain) on sale of trust division	—	(2,255)	—	—	—
Merger-related expense	—	—	3,127	1,766	4,109
Charge for asset write-downs, retention and severance	2,000	—	—	603	—
Loss on extinguishment of borrowings	1,013	—	—	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	970	610	396	354	333
Total adjustments	550	(1,543)	3,546	2,953	4,463
Income tax expense (benefit)	(179)	501	(1,152)	(960)	(1,450)
Total adjustments net of taxes	371	(1,042)	2,394	1,993	3,013
Adjusted net income (non-GAAP)	$37,793	$39,954	$41,461	$44,393	$47,865

Weighted average diluted shares	130,875,614	132,995,762	135,811,721	135,922,897	135,950,160
Diluted EPS as reported (GAAP)	$0.29	$0.31	$0.29	$0.31	$0.33
Adjusted diluted EPS (non-GAAP)	0.29	0.30	0.31	0.33	0.35

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Nine Months Ended September 30,
	2016	2017

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income (non-GAAP) and adjusted diluted earnings per share[5]:
Income before income tax expense	$146,604	$185,939
Income tax expense	47,646	59,620
Net income (GAAP)	98,958	126,319

Adjustments:
Net (gain) on sale of securities	(7,624)	274
Merger-related expense	265	9,002
Charge for asset write-downs, retention and severance	4,485	603
Loss on extinguishment of borrowings	9,729	—
Amortization of non-compete agreements and acquired customer list intangible assets	2,907	1,080
Total adjustments	9,762	10,959
Income tax (benefit)	(3,354)	(3,562)
Total adjustments net of taxes	6,408	7,397
Adjusted net income (non-GAAP)	$105,366	$133,716

Weighted average diluted shares	130,645,705	135,895,513
Diluted EPS as reported (GAAP)	$0.76	$0.93
Adjusted diluted EPS (non-GAAP)	0.81	0.98
The non-GAAP / adjusted measures presented above are used by our management and Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP / adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.
1 Stockholders’ equity as a percentage of total assets, book value per share, tangible equity as a percentage of tangible assets and tangible book value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.
2 Reported return on average tangible equity and adjusted return on average tangible equity measures provide information to evaluate the use of our tangible equity.
3 Reported return on tangible assets and adjusted return on tangible assets measures provide information to help assess our profitability.
4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.
5 Adjusted net income and adjusted earnings per share present a summary of our earnings which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.